Exhibit 99.1

EnerSys Refinances U.S. Credit Facility

READING, Pa., March 29, 2011 -EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today the closing and funding of its new $350 million senior secured credit facility. It replaces the Company’s $350 million facility that was completed in June, 2008.

The new facility is a five-year revolver maturing in March, 2016. An initial draw of $100 million, along with a portion of the Company’s cash balance, were used to repay the $188 million balance on the existing Term A Loan under the 2008 senior secured credit facility.

The initial interest rate for this new facility is LIBOR plus 1.5%, which the Company anticipates will decrease to 1.25% over LIBOR in six months based on its expected leverage ratio at that time. The rate can increase based on the Company’s leverage ratio of debt to EBITDA as defined in the credit agreement. BofA Merrill Lynch and Wells Fargo Securities acted as joint lead arrangers and joint book running managers for this transaction. Similar to its 2008 senior secured financing, over 20 banks participated in the syndication and the facility was again oversubscribed.

“We are pleased to complete this refinancing in the current favorable credit market environment” said Michael J. Schmidtlein, senior vice president and chief financial officer of EnerSys. “We expect that this facility will reduce our interest expense, increase flexibility, and extend the maturity of our U.S. revolving commitment to 2016.”

As a result of the early termination of the existing credit facility the Company will write-off $2.3 million of unamortized deferred financing fees from the 2008 credit facility. In addition, $85 million of interest rate swaps that were entered into in connection with the existing Term A Loans will be declared ineffective for accounting purposes and a charge of approximately $6.2 million will be recorded by the Company. These total charges of $8.5 million will be recorded on March 2011.

For more information, please contact Richard Zuidema, Executive Vice President, EnerSys, P.O. Box 14145, Reading, PA 19612-4145. Tel: 800-538-3627.

About EnerSys

EnerSys, the world leader in stored energy solutions for industrial applications, manufactures, distributes and services reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. Motive power batteries are utilized in electric forklift trucks and other commercial electric powered vehicles. The Company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at http://www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities

Litigation Reform Act of 1995, which may include, but are not limited to, (i) statements regarding EnerSys’ earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions and (ii) statements about the benefits of the debt refinancing actions, including any impact on our financial and operating results that may be realized from these actions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to expected interest rates under the credit facility, leverage ratio of debt to EBITDA, sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond EnerSys’ control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Quarterly Report on Form 10-Q for the period ended January 2, 2011. No undue reliance should be placed on any forward-looking statements.